EXHIBIT 99.1

3790 Park Central Boulevard North

Pompano Beach, FL 33064

NEWS

March 31, 2009

FOR MORE INFORMATION:

954-917-4114

HOWARD L. EHLER, JR.

CHIEF OPERATING OFFICER

IMPERIAL ANNOUNCES OPERATING RESULTS FOR

YEAR 2008 AND FOURTH QUARTER 2008

Pompano Beach, FL………Imperial Industries, Inc. (Nasdaq CM: “IPII”) announced today the results of operations for the year and fourth quarter ended December 31, 2008.

Net sales for the year ended December 31, 2008, were $32,966,000, compared to $41,685,000 in 2007, a decrease of 20.9%. For the year ended December 31, 2008, the Company had a net loss, including discontinued operations, of $6,689,000, or $2.66 per diluted share, compared to a net loss, including discontinued operations, of $1,321,000, or $.53 per diluted share, for 2007. Results for 2008 and 2007 include an after-tax charge of $2,194,000, or $.87 per diluted share, and $375,000, or $.15 per diluted share, respectively, for discontinued operations related to the closure of five under-performing distribution facilities in 2008.

Net sales for the fourth quarter of 2008 were $8,046,000, compared to $7,459,000 for the same period in 2007, an increase of 7.9%. For the fourth quarter ended December 31, 2008 the Company had a net loss, including discontinued operations, of $2,094,000 or $.83 per diluted share, compared to a net loss of $1,478,000, or $.59 per diluted share, for the prior year period. Discontinued operations in 2008 accounted for losses of $582,000, or $.23 per diluted share, and $306,000, or $.12 per diluted share, in 2008 and 2007, respectively.

The year and fourth quarter 2008 results reflect an on-going reduction in industry demand for the Company’s products principally because of the adverse general economic conditions prevalent in the United States economy over the last two years. The reduction in residential building activity in Florida since the second quarter of 2006 continued to decline through the fourth quarter of 2008 and caused further decreases in sales. Because a significant portion of the Company’s costs are fixed in nature, the decline in sales had a more severe adverse effect on the results of operations. Based upon these and other factors, the Company’s independent registered public accounting firm has added an explanatory paragraph in its audit opinion for the Company’s financial statements for the year ended December 31, 2008 raising substantial doubt about the Company’s ability to continue as a going concern.

S. Daniel Ponce, Imperial’s Chairman of the Board, stated: “The Company’s management has and is continuing to take action to adjust operations to maintain liquidity and improve its operating results.” These steps included:

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Closure in 2008 of five under-performing distribution facilities to reduce on-going losses principally because of a lack of sufficient demand for the Company products;

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Implementation of cost reduction initiatives to reduce the size of our workforce and eliminate unproductive costs in our operations;

•

Implementation of more stringent credit and collection procedures and controls in an attempt to reduce days outstanding of trade accounts receivable and improve working capital;

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•

Introduction of a broader range of products to both the residential and commercial markets in early 2008 with the objective to generate increased sales from existing customers and to attract new customers;

•

Investments in new product inventory and new sales personnel in early 2008 to improve sales;

•

Obtained additional financing in 2008 of approximately $935,000 from the sale-leaseback of a Company-owned facility and the refinancing of existing mortgage indebtedness on a parcel of real property to take advantage of the significant equity in those properties;

•

Eliminated cash bonuses for all senior management in 2008 and reduced pay to both senior management and the majority of Company employees in 2009; and

•

Retained an investment banker in February 2009 with the primary purpose to obtain new financing from other sources, including the possibility of additional debt facilities, or the sale of equity, to generate additional funds for operations and improve working capital.

In addition, the Company recently received net proceeds of $2,405,000 from the sale of its Gulfport, Mississippi real estate to the Mississippi Department of Transportation pursuant to an eminent domain proceeding. Notwithstanding the sale of such real property, the Company will continue to operate a distribution facility in that region. The MDOT will pay for all costs of relocation.

Mr. Ponce further stated: “The continuing decline in construction activity experienced in our markets has caused a sharp contraction in product demand and has had a negative impact on our financial results for the year and fourth quarter ended December 31, 2008. We believe the actions being taken in response to the sharp decline in business will begin to become apparent in 2009. We anticipate another challenging year in 2009 and expect to take further steps as necessary to adjust our operations to preserve liquidity and position the Company to take advantage as conditions in the construction industry improve.”

 For more information, please refer to the Company’s Form 10-K for the year ended December 31, 2008 which was filed with the Securities and Exchange Commission on March 31, 2009 and which will be available on the Company’s website www.imperialindustries.com shortly. In addition, the Company will provide any shareholder who requests a hard copy of the Annual Report on Form 10-K free of charge upon request. Requests should be made to the Company at its principal executive offices at 3790 Park Central Blvd. North, Pompano Beach, FL 33064, Attention: Corporate Secretary.

Imperial Industries, Inc., a building products company, sells products throughout the Southeastern United States with facilities in the States of Florida, Mississippi and Louisiana. The Company is engaged in the manufacturing and distribution of stucco, plaster and roofing products to building materials dealers, contractors and others through its subsidiary, Premix-Marbletite Manufacturing Co. The Company’s subsidiary, Just-Rite Supply, Inc., is engaged in the distribution of gypsum, roofing, stucco, insulation, doors, windows, lumber and other related products manufactured by other companies as well as the Company’s manufactured products. See our website at www.imperialindustries.com for more information about the Company.

The statements in this press release contain certain forward-looking statements, which are subject to risks and uncertainties. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, are dependent on a number of factors, including changes in economic, business, and competitive market conditions, and availability of financing, only some of which are within the Company’s control.

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Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors.” The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission (“SEC”), and in other reports already filed with the SEC.

IMPERIAL INDUSTRIES, INC.

Financial Highlights

			(Unaudited)
	Year Ended December 31,		Three Months Ended December 31,
	2008	2007*	2008	2007*
Net Sales	$32,966,000	$41,685,000	$8,046,000	$7,459,000

Loss from continuing operations, net of taxes	$(4,495,000)	$(946,000)	$(1,512,000)	$(1,172,000)
Loss from discontinued operations, net of taxes	$(2,194,000)	$(375,000)	$(582,000)	$(306,000)
Net loss	$(6,689,000)	$(1,321,000)	$(2,094,000)	$(1,478,000)

Earnings per Common Share:

Loss from continuing operations - basic and diluted	$(1.79)	$(0.38)	$(0.60)	$(0.47)
Loss from discontinued operations - basic and diluted	(0.87)	(0.15)	(0.23)	(0.12)
Net loss per share - basic and diluted	$(2.66)	$(0.53)	$(0.83)	$(0.59)

Weighted average shares outstanding -
basic and diluted	2,516,363	2,510,002	2,521,957	2,514,002

*The 2007 results of operations contain certain amounts that have been reclassified to conform with the current year discontinued operations.